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As filed with the Securities and Exchange Commission on May 7, 2013

Registration No. 333-187487

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Emerge Energy Services LP
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1446	90-0832937
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1400 Civic Place, Suite 250 Southlake, Texas 76092 (817) 488-7775 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Warren B. Bonham Vice President 1400 Civic Place, Suite 250 Southlake, Texas 76092 (817) 488-7775 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400		Alan Beck Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        Emerge Energy Services LP is filing this Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-187487) to re-submit Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 with legends indicating that certain material has been omitted pursuant to Rule 406 of the Securities Act of 1933, as amended. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the registration statement, the signature pages to the registration statement and the filed exhibits. No changes are being made to the prospectus or Items 13, 14, 15, or 17 of Part II to the registration statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Limited Partnership of Emerge Energy Services LP
3.2*	Amendment to Certificate of Limited Partnership of Emerge Energy Services LP
3.3*	Limited Partnership Agreement of Emerge Energy Services LP
3.4*	Form of Amended and Restated Limited Partnership Agreement of Emerge Energy Services LP (included as Appendix A to the prospectus)
3.5*	Certificate of Limited Formation of Emerge Energy Services GP LLC
3.6*	Amendment to Certificate of Formation of Emerge Energy Services GP LLC
3.7*	Form of Amended and Restated Limited Liability Company Agreement of Emerge Energy Services GP LLC
4.1*	Form of Registration Rights Agreement
5.1*	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1*	Form of Opinion of Latham & Watkins LLP relating to tax matters
10.1*	Form of Administrative Services Agreement by and among Insight Management Company LLC, Emerge Energy Services LP, and Emerge Energy Services GP LLC.
10.2*	Form of Long Term Incentive Plan
10.3*	Form of Restricted Unit Agreement
10.4*	Employment Letter, dated October 25, 2012, between Emerge Energy Services LP and Robert Lane
10.5†	Sand Supply Agreement, dated as of May 31, 2011, between Superior Silica Sands LLC and Schlumberger Technology Corporation.
10.6†	Sand Supply Agreement, dated as of May 31, 2011, between Superior Silica Sands LLC and BJ Services Company, U.S.A.
10.7†	Wet Sand Supply Agreement, dated as of July 17, 2012, between Superior Silica Sands LLC and Midwest Frac and Sands LLC.
10.8†	Dry Sand Tolling Agreement, dated July 17, 2012, between Superior Silica Sands LLC and Midwest Frac and Sands LLC
10.9†	Memorandum of Understanding, dated May 9, 2012, between Canadian National Railway Company and Superior Silica Sands LLC
10.10†	Wet Sand Services Agreement, dated April 7, 2011, by and between Superior Silica Sands LLC and Fred Weber, Inc.
10.11†	Amendment to Sand Supply Agreement, dated as of November 15, 2012 between Superior Silica Sands LLC and Schlumberger Technology Corporation.
10.12*	Form of Contribution, Conveyance and Assumption Agreement

Exhibit Number	Description
10.13*	Form of Letter Agreement Relating to Board Observer Rights
21.1*	List of subsidiaries of Emerge Energy Services LP
23.1*	Consent of BDO USA, LLP
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.4*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
23.5*	Consent of Short Elliot Hendrickson Inc.
23.6*	Consent of Cooper Engineering Company, Inc.
23.7*	Consent of Westward Environmental, Inc.
24.1*	Powers of Attorney (included on the signature page)
99.1*	Confidential Draft Registration Statement Submitted May 23, 2012
99.2*	Confidential Draft Registration Statement Submitted August 2, 2012
99.3*	Confidential Draft Registration Statement Submitted October 1, 2012
99.4*	Confidential Draft Registration Statement Submitted November 21, 2012

*
Filed previously.

†
Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

        (b)   Financial Statement Schedules.

        Financial statement schedules are omitted because they are not required.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas, on May 7, 2013.

Emerge Energy Services LP
By:	Emerge Energy Services GP LLC, its General Partner
By:	/s/ RICK SHEARER Rick Shearer Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on May 7, 2013.

Signature	Title

/s/ RICK SHEARER Rick Shearer	Chief Executive Officer (Principal Executive Officer)
* Robert Lane	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ WARREN B. BONHAM Warren B. Bonham	Director
* Ted W. Beneski	Director
* Victor L. Vescovo	Director
* Kevin McCarthy	Director
* Eliot E. Kerlin, Jr.	Director
* Francis J. Kelly III	Director
* Kevin Clark	Director

*By:	/s/ WARREN B. BONHAM Warren B. Bonham	Attorney-In-Fact

 INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1*	Certificate of Limited Partnership of Emerge Energy Services LP
3.2*	Amendment to Certificate of Limited Partnership of Emerge Energy Services LP
3.3*	Limited Partnership Agreement of Emerge Energy Services LP
3.4*	Form of Amended and Restated Limited Partnership Agreement of Emerge Energy Services LP (included as Appendix A to the prospectus)
3.5*	Certificate of Limited Formation of Emerge Energy Services GP LLC
3.6*	Amendment to Certificate of Formation of Emerge Energy Services GP LLC
3.7*	Form of Amended and Restated Limited Liability Company Agreement of Emerge Energy Services GP LLC
4.1*	Form of Registration Rights Agreement
5.1*	Form of Opinion of Latham & Watkins LLP as to the legality of the securities being registered
8.1*	Form of Opinion of Latham & Watkins LLP relating to tax matters
10.1*	Form of Administrative Services Agreement by and among Insight Management Company LLC, Emerge Energy Services LP, and Emerge Energy Services GP LLC.
10.2*	Form of Long Term Incentive Plan
10.3*	Form of Restricted Unit Agreement
10.4*	Employment Letter, dated October 25, 2012, between Emerge Energy Services LP and Robert Lane
10.5†	Sand Supply Agreement, dated as of May 31, 2011, between Superior Silica Sands LLC and Schlumberger Technology Corporation.
10.6†	Sand Supply Agreement, dated as of May 31, 2011, between Superior Silica Sands LLC and BJ Services Company, U.S.A.
10.7†	Wet Sand Supply Agreement, dated as of July 17, 2012, between Superior Silica Sands LLC and Midwest Frac and Sands LLC.
10.8†	Dry Sand Tolling Agreement, dated July 17, 2012, between Superior Silica Sands LLC and Midwest Frac and Sands LLC
10.9†	Memorandum of Understanding, dated May 9, 2012, between Canadian National Railway Company and Superior Silica Sands LLC
10.10†	Wet Sand Services Agreement, dated April 7, 2011, by and between Superior Silica Sands LLC and Fred Weber, Inc.
10.11†	Amendment to Sand Supply Agreement, dated as of November 15, 2012 between Superior Silica Sands LLC and Schlumberger Technology Corporation.
10.12*	Form of Contribution, Conveyance and Assumption Agreement
10.13*	Form of Letter Agreement Relating to Board Observer Rights
21.1*	List of subsidiaries of Emerge Energy Services LP
23.1*	Consent of BDO USA, LLP

Exhibit Number	Description
23.2*	Consent of BDO USA, LLP
23.3*	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)
23.4*	Consent of Latham & Watkins LLP (contained in Exhibit 8.1)
23.5*	Consent of Short Elliot Hendrickson Inc.
23.6*	Consent of Cooper Engineering Company, Inc.
23.7*	Consent of Westward Environmental, Inc.
24.1*	Powers of Attorney (included on the signature page)
99.1*	Confidential Draft Registration Statement Submitted May 23, 2012
99.2*	Confidential Draft Registration Statement Submitted August 2, 2012
99.3*	Confidential Draft Registration Statement Submitted October 1, 2012
99.4*	Confidential Draft Registration Statement Submitted November 21, 2012

*
Filed previously.

†
Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been separately filed with the Securities and Exchange Commission.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 16. Exhibits and Financial Statement Schedules.
SIGNATURES
INDEX TO EXHIBITS